UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2010

AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street, Danville, VA 24541
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 434-792-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 21, 2010, the Board of Directors of American National Bankshares, Inc. (the “Company”) elected Dan M. Pleasant to become a director of the Company, effective January 1, 2011.

Since April 2010, Mr. Pleasant has been the Chief Operating Officer of The Dewberry Companies, Inc., an engineering and architectural consulting firm headquartered in Fairfax, Virginia. Prior to that, he was the President of Dewberry & Davis, Inc., a wholly-owned subsidiary of The Dewberry Companies, Inc. Mr. Pleasant is a resident of Danville, Virginia.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

On December 21, 2010, the Board of Directors of the Company approved an amendment to the Company’s Bylaws to increase the size of the Company’s Board of Directors from 12 to 13 directors.  The amendment became effective on the date of the Board’s approval.

A copy of the Company’s Bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2010                                   /s/ William W. Traynham
                              Executive Vice President and Chief Financial Officer